UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	March 22, 2018

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code	(203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.07 Submission of Matters to a Vote of Security Holders

On March 22, 2018, the Company held its annual meeting of stockholders (the “Annual Meeting”) at Jupiter Beach Resort, Jupiter, FL.  At the Annual Meeting, the Company’s stockholders approved three (3) proposals.  The proposals are described in detail in the proxy statement relating to the annual meeting.

Proposal 1.

The Company’s stockholders elected seven (7) individuals to the Board of Directors as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Walter M. Fiederowicz	49,911,946	8,260,576	4,359,337
Joseph A. Fiorita, Jr.	49,912,346	8,260,176	4,359,337
Liang-Choo Hsia	52,075,859	6,096,663	4,359,337
Peter S. Kirlin	52,169,603	6,002,919	4,359,337
Constantine S. Macricostas	51,121,904	7,050,618	4,359,337
George Macricostas	45,943,434	12,229,088	4,359,337
Mitchell G. Tyson	49,331,557	8,840,965	4,359,337

Proposal 2.

The Company's stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2018 as set forth below:

Votes For	Votes Against	Abstentions
61,586,329	908,979	36,551

Proposal 3.

The Company's stockholders approved by non-binding vote a resolution relating to the compensation of the named executive officers of the Company as described in the compensation discussion and analysis and the narrative disclosure as included in the proxy statement relating to the annual meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,222,224	5,772,849	177,449	4,359,337

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE:	March 23, 2018	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel

PHOTRONICS, INC.